Exhibit 10.2
STARBUCKS CORPORATION
AMENDED AND RESTATED
KEY EMPLOYEE STOCK OPTION PLAN — 1994
As Amended and Restated through March 18, 2009
1. PURPOSES OF THE PLAN
     The purposes of the Starbucks Corporation Amended and Restated Key Employee Stock Option Plan — 1994 (the “Plan”) are (i) to attract and retain the most talented personnel available for positions of substantial responsibility, (ii) to encourage ownership of the Company’s Common Stock by key Employees of and Consultants to the Company and its Subsidiaries, and (iii) to promote the Company’s business success by providing both rewards for exceptional performance and long-term incentives for future contributions.
2. DEFINITIONS
     Capitalized terms used in this Plan shall have the following meanings:
     “Act” shall mean the Securities Act of 1933, as amended from time to time, or any replacement act or legislation.
     “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
     “Board” shall mean the Board of Directors of the Company.
     “Change in Control” shall mean the occurrence during the term of the Plan of:
     (a) an acquisition (other than directly from the Company) of any voting securities of the Company by any Person, after which such Person has Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; provided, however, that in determining whether a Change in Control has occurred, Shares or voting securities that are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control;
     (b) a change in the membership of the Board so that the members of the Incumbent Board cease to constitute at least two-thirds of the members of the Board;
     (c) the execution of a definitive agreement providing for a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a Non-Control Transaction;
     (d) the consummation of a complete liquidation or dissolution of the Company; or
     (e) the execution of a definitive agreement providing for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than the transfer to a Subsidiary).
     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or voting securities as a result of the acquisition of Shares or voting securities by the Company which, by reducing the number of Shares or voting securities outstanding, increases the percentage of shares Beneficially Owned by the Person. If a Change in Control would occur (but for the operation of the preceding sentence) as a result of the acquisition of Shares or voting securities by the Company, and after such share acquisition by the Company the Person becomes the Beneficial Owner of any additional Shares or voting securities which increases the percentage of the then outstanding Shares or voting securities Beneficially Owned by the Person, then a Change in Control shall be deemed to have occurred.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any replacement act or legislation.
     “Committee” shall mean the Compensation Committee of the Board of Directors or another committee appointed by the Board comprised of not less than two Non-Employee Directors.
     “Common Stock” shall mean the common stock, $0.001 par value per share, of Starbucks Corporation.
     “Company” shall mean Starbucks Corporation.
     “Consultant” shall mean any person engaged by the Company as a non-employee service provider pursuant to the terms of a written agreement.
     “Disability” means:
     (a) in the case of an Optionee whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement between such Optionee and the Company or Subsidiary that includes a definition of “Disability,” the term “Disability” as used in this Plan or any Agreement shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and
     (b) in all other cases, the term “Disability” as used in this Plan shall mean a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing his or her employment with the Company or a Subsidiary, as the case may be.
     “Employee” means any person employed by the Company or any Subsidiary, including those individuals whose services as an Employee have been temporarily interrupted due to any authorized leave of absence.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any replacement act or legislation.
     “Fair Market Value” of the Common Stock shall be the price per share of the Common Stock on the National Market tier of The Nasdaq Stock Market, Inc. at the close of regular trading. The Board or the Committee may designate a different time or method of determining the Fair Market Value if appropriate because of changes in the hours and methods of trading on The Nasdaq Stock Market, Inc. If the Common Stock ceases to be listed on The Nasdaq Stock Market, Inc., the Board or the Committee shall designate an alternative exchange, stock market or method of determining the fair market value of the Common Stock.
     “Family Member” shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or an employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent (50%) of the voting interests.
     “Incentive Stock Option” shall mean any stock option that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
     “Incumbent Board” shall mean the individuals who are members of the Board as of December 28, 1999 and any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Incumbent Board. No individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including any individual who assumed office by means of an agreement intended to avoid or settle any election or proxy contest.
     “Non-Control Acquisition” shall mean an acquisition by:
     (a) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary;
     (b) the Company or any Subsidiary; or
     (c) any Person in connection with a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued in which:
     (i) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;
     (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the corporation resulting from such merger, consolidation or reorganization, or a corporation with direct or indirect Beneficial Ownership of a majority of the voting securities of such corporation; and
     (iii) no Person other than (A) the Company, (B) any Subsidiary, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company or any Subsidiary, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding voting securities or Shares, has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities or common stock of the corporation resulting from such merger, consolidation or reorganization.
     “Non-Employee Director” shall mean any member of the Board who qualifies as a non-employee director as that term is defined in Rule 16b-3 promulgated pursuant to the Exchange Act or any replacement rule promulgated under the Exchange Act.
     “Nonqualified Stock Option” shall mean any Stock Option that does not qualify or is not intended to qualify as an Incentive Stock Option.
     “Officer” shall have the meaning ascribed to that term in Rule 16a-1(f) promulgated under the Exchange Act.
     “Optionee” shall mean an Employee or Consultant who has received a Stock Option pursuant to this Plan.
     “Person” shall mean an individual or a business entity, including, without limitation, a corporation, trust, estate or partnership, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
     “Plan” shall mean the Starbucks Corporation Amended and Restated Key Employee Stock Option Plan — 1994, including any country specific rules approved and adopted by the Board or the Committee, as such plan and country-specific rules may be amended and restated from time to time.

     “Retirement” shall mean the attainment of age 55 and ten (10) years of credited service with the Company, as determined by the Board or Committee in its sole discretion.
     “Share” shall mean one share of the Company’s Common Stock.
     “Stock Option” shall mean the right to purchase one Share at a fixed exercise price and may refer to either an Incentive Stock Option or a Nonqualified Stock Option.
     “Subsidiary” shall mean any subsidiary of the Company.
3. GENERAL PROVISIONS APPLICABLE TO STOCK OPTIONS
     3.1 Term of the Plan.
     The Starbucks Corporation Amended and Restated Key Employee Stock Option Plan — 1994, shall expire on December 28, 2009. The termination of the Plan at that time shall not affect Stock Options previously granted, and Stock Options to purchase Shares granted prior to the termination of the Plan shall be governed by the terms of the Plan upon its termination.
     3.2 Shares Reserved for Issuance under the Plan.
     Subject to any adjustment pursuant to the provisions of Section 3.7 of the Plan, the maximum aggregate number of Shares reserved for issuance upon the exercise of Stock Options granted pursuant to this Plan is 70,100,000. Shares subject to Stock Options that are forfeited through expiration, termination of employment or otherwise shall be available for issuance pursuant to other Stock Options granted under this Plan. Any increase in the maximum aggregate number of Shares reserved for issuance pursuant to the exercise of Stock Options granted under the Plan shall be approved and recommended by the Board and approved by the Shareholders of the Company.
     3.3 Administration of the Plan.
     (a) The Plan shall be administered by the Board or a Committee duly appointed by the Board. The Board or the Committee shall have the authority to determine the form and substance of agreements, instruments and guidelines for the administration of the Plan. The Board or the Committee shall have authority to determine the Employees and Consultants to be granted Stock Options under the Plan, to determine the size, type, and applicable terms and conditions of grants to be made to such Employees and Consultants, to determine when Stock Options will be granted, and to authorize grants to Employees and Consultants. In addition, the Board or the Committee may engage a qualified brokerage or other financial services firm to assist in the administration of the Plan.
     (b) The Board may delegate authority to an Officer of the Company to authorize Stock Option grants within specified guidelines established by the Board or the Committee from time to time to Employees who are not Officers of the Company.
     (c) The Board or the Committee may delegate to an administrator or administrators those clerical and administrative functions that may be legally delegated to such administrator or administrators.
     (d) The Board’s or the Committee’s interpretation of the Plan, and all actions taken and determinations made by the Board or the Committee, as the case may be, concerning any matter arising under or with respect to this Plan or any Stock Options granted pursuant to this Plan, shall be final, binding, and conclusive on all interested parties, including the Company, its shareholders, and all former, present, and future Employees or Consultants of the Company. The Board or the Committee may, as to questions of accounting, rely conclusively upon any determinations made by the independent public accountants of the Company.
     (e) The grant of Stock Options pursuant to this Plan shall be entirely in the discretion of the Board, the Committee or an Officer designated by the Board, as the case may be, and nothing herein contained shall be construed to give any Employee or Consultant any right to receive Stock Options under this Plan. The maximum number of Stock Options that may be granted to any Optionee in any one fiscal year hereunder is 1,000,000. The granting of Stock Options pursuant to this Plan shall not constitute any agreement or an understanding, express or implied, on the part of the Company or a Subsidiary to employ the Optionee for any specified period.
     3.4 Effect of a Change in Control
     (a) In the event of a Change in Control, all Stock Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and shall remain exercisable in accordance with Section 3.6.
     (b) This Section 3.4 above applies to any Stock Option granted or Change in Control occurring after February 14, 2000, provided, however, that in the event that the adoption of Section 3.4 is considered to be an alteration of equity interests in contemplation of a pooling of interests transaction, the adoption of Section 3.4 will automatically be rescinded. Upon the rescission of the adoption of Section 3.4 set forth above, the effect of a merger, consolidation, tender offer or takeover bid shall be governed by the terms of Section 2.5 of the Starbucks Corporation Key Employee Stock Option Plan — 1994 Plan in effect prior to February 14, 2000.
     3.5 Terms and Expiration of Options.
     Stock Options granted under this Plan shall be evidenced by a written grant agreement and:
     (a) shall be exercisable only by the Optionee, the Optionee’s personal representative or a permitted transferee;
     (b) shall not be transferable by the Optionee or by operation of law other than (i) by will of, or by the laws of descent and distribution applicable to, a deceased Optionee, (ii) pursuant to a domestic relations order; (iii) to the extent permitted by the Board or Committee, to one or more beneficiaries on a Company-approved form who may exercise the Option after the Optionee’s death; and/or (iv) in the case of Nonqualified Stock Options, by gift to a Family Member of the Optionee;
     (c) unless transferred as permitted by Section 3.5(b), shall automatically terminate and expire upon any other sale or transfer, any other attempted sale or transfer or upon the bankruptcy or insolvency of the Optionee or Optionee’s estate;
     (d) shall grant no right to the Optionee to receive any dividend on or to vote or exercise any right with respect to any Shares unless and until the Optionee has exercised Stock Options for such Shares and Beneficial Ownership of such Shares has been transferred to the Optionee;
     (e) shall expire at the earliest of the following:
(i)	three (3) months after voluntary or involuntary termination of Optionee’s employment as either an Employee or Consultant other than termination as described in subparagraphs (ii), (iii) or (iv) below;

(ii)	immediately upon the discharge of Optionee for misconduct, willfully or wantonly harmful to the Company or Subsidiary;

(iii)	twelve (12) months after Optionee’s death or Disability;

(iv)	thirty six (36) months after termination of Optionee’s employment as an Employee due to Retirement;

(v)	upon the expiration date specified in the Optionee’s written grant agreement; or

(vi)	ten (10) years after the date of grant, provided that a longer term may be established in the grant or extended by amendment as may be required or advisable under foreign laws or regulations;
     (f) shall to the extent that such Stock Options vest and become exercisable in increments, stop vesting as of the date of the Optionee’s Disability or termination of Optionee’s employment as an Employee or Consultant; provided, however, that such Stock Options shall vest in full as of the date of termination of Optionee’s employment as an Employee due to Retirement or death;
     (g) shall not be affected by any changes of duties or position so long as the Optionee shall continue to be employed as an Employee or Consultant by the Company or a Subsidiary; and
     (h) shall have an exercise price determined by the Board, the Committee or a designated Officer, as the case may be, at the time the grant is made, that is not less than the Fair Market Value of a Share on the date of grant.
     (i) Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s shareholders, the Committee may provide for, and the Company may implement, a one-time-only option exchange offer, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price, provided that such one-time-only option exchange offer is commenced within six months of the date of such shareholder approval.
     3.6 Exercise of Options
     An Optionee, an Optionee’s personal representative or a permitted transferee desiring to exercise Stock Options granted and exercisable hereunder shall notify the Company or, if required by the Company, the brokerage firm designated by the Company to facilitate exercises and sales under this Plan, specifying the number of Stock Options to be exercised. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. The notification to the Company or the designated brokerage firm shall be accompanied by (i) payment of the aggregate exercise price of the Stock Options in cash or by tender of Shares that have been held by the Optionee for at least six (6) months that have an aggregate Fair Market Value of at least the aggregate exercise price, (ii) a request that the designated brokerage firm conduct a cashless exercise of the Stock Options, or (iii) in the case of Nonqualified Stock Options only, a request that the Company withhold sufficient Shares to pay the aggregate exercise price and an attestation that the Optionee or the permitted transferee has held a number of shares equal to the number to be withheld to pay the aggregate exercise price for at least six (6) months. Payment of the aggregate exercise price by means of tendering or attesting to the ownership of previously-owned shares of the Company’s common stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.
     3.7 Recapitalization.
     The aggregate number of Shares reserved for issuance pursuant to Stock Options granted hereunder, the number of Stock Options previously granted hereunder and the exercise price per Share for each Stock Option previously granted hereunder shall be proportionately adjusted for an increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or reverse split or any other capital adjustment. The Board may, in its discretion, authorize the proportionate adjustment to the maximum number of Stock Options that may be granted to an Optionee in any one year. If the exercise of the adjusted number of Stock Options results in an obligation of the Company to issue a fractional Share, the number of Shares to be issued shall be rounded to the nearest whole number. Under no circumstances shall the Company be obligated to issue fractional shares pursuant to the exercise of Stock Options granted under this Plan. All adjustments made pursuant to this Section shall be determined by the Board or the Committee, whose determination in that respect shall be final, binding, and conclusive.

     3.8 Substitutions and Assumptions.
     The Board or the Committee shall have the right to substitute or assume Stock Options in connection with mergers, reorganizations, separations, or other “corporate transactions” as that term is defined in and said substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder.
     3.9 Amendment or Termination of the Plan.
     This Plan and all rules, guidelines, and regulations adopted with respect hereto may be terminated, suspended, modified, or amended at any time by a majority vote of the Board or the Committee, provided, however, that the following modifications or amendments require approval of or ratification by the shareholders of the Company: (i) any increase in the number of Shares reserved for issuance pursuant to Stock Options granted under the Plan, other than in connection with any adjustment under Section 3.7 of this Plan; and (ii) any change in Section 3.5(h) that would permit the exercise price of Stock Options to be set at an amount less than Fair Market Value of a Share of Common Stock on the date of grant. The Board or the Committee may amend the terms and conditions of outstanding Stock Options, provided, however, that (i) no such amendment would adversely affect the holders of such Stock Options without the holders’ consent, (ii) no such amendment shall change the length of the term of a Stock Option, and (iii) the amended provisions of such Stock Options would be permitted under this Plan.
     3.10 Withdrawal.
     An Optionee may at any time elect in writing to abandon Stock Options that have not yet been exercised.
     3.11 Government Regulations.
     This Plan and the grant and exercise of Stock Options hereunder and the obligations of the Company to issue and deliver Shares pursuant to such Stock Options shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies as may be required.
4. PROVISIONS APPLICABLE SOLELY TO NONQUALIFIED STOCK OPTIONS
     In addition to the provisions of Section 3 above, the following paragraph shall apply to all Stock Options granted under this Plan that are not Incentive Stock Options.
     4.1 Method of Payment of Exercise Price and Taxes.
     The amount to be paid by the Optionee, his or her personal representative or permitted transferee upon the exercise of Nonqualified Stock Options shall be the full aggregate exercise price thereof, together with the amount of federal, state, and local income and FICA taxes required to be withheld by the Company. The Optionee, his or her personal representative, or permitted transferee may elect to pay the federal, state, or local income and FICA withholding tax in cash, by having the designated brokerage firm forward payment of such taxes to the Company from the proceeds of a cashless exercise, or by having the Company withhold Shares having a Fair Market Value at the time of exercise equal to the amount required to be withheld, such withholding to be done at the minimum tax rate required under applicable law. If Shares are to be withheld to pay required taxes, the Optionee, his or her personal representative or permitted transferee must deliver an attestation that he or she has held a number of Shares equal to the number to be withheld to pay such taxes for at least six (6) months.
5. PROVISIONS APPLICABLE SOLELY TO INCENTIVE STOCK OPTIONS
     In addition to the provisions of Section 3 above, the following paragraphs shall apply to all Stock Options granted under this Plan that are Incentive Stock Options.

     5.1 Conformance with Internal Revenue Code.
     Incentive Stock Options granted under this Plan shall conform to, be governed by, and be interpreted in accordance with the Code and any regulations promulgated thereunder as amended from time to time, including, without limitation, those provisions of Section 422 of the Code that prohibit an Incentive Stock Option by its terms to be exercisable after ten (10) years from the date that it was granted. Only Employees of the Company or of a “subsidiary corporation” within the meaning of Section 424(f) of the Code may be granted Incentive Stock Options hereunder. To the extent that Stock Options granted hereunder as Incentive Stock Options fail to conform to the foregoing requirements, such Stock Options shall be treated as Nonqualified Stock Options.
     5.2 Limitation on Amount of Incentive Stock Options.
     The aggregate Fair Market Value of shares subject to Incentive Stock Options (determined on the date of grant) that vest in any one calendar year (under this Plan or any other plan of the Company that authorizes Incentive Stock Options) shall not exceed the maximum amount allowed in any one year by the Code in connection with the grant of Incentive Stock Options.
     5.3 Limitation on Grants to Substantial Shareholders.
     An Employee may not, immediately prior to the grant of Incentive Stock Options hereunder, own stock in the Company representing more than ten percent (10%) of the voting power of all classes of stock of the Company unless the exercise price per Share specified by the Board or the Committee, as the case may be, for Incentive Stock Options granted to such an Employee is at least one hundred ten percent (110%) of the Fair Market Value of the Company’s Common Stock on the date of grant and such Stock Options, by their terms, are not exercisable after the expiration of five (5) years from the date of grant. For purposes of this limitation, Section 425(d) of the Code governs the attributes of stock ownership.
6. FOREIGN EMPLOYEES OR CONSULTANTS
     Without amending the Plan, the Board or the Committee may grant Stock Options to eligible Employees or Consultants who are foreign nationals on such terms and conditions not inconsistent with those specified in this Plan as may, in the judgment of the Board or the Committee, as the case may be, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Board or the Committee may approve such modifications, amendments, procedures, sub-plans, and the like as may be necessary or advisable to comply with the provisions of the laws in other countries in which the Company operates or has Employees or Consultants.
7. COSTS AND EXPENSES
     Except as provided herein with respect to the payment of taxes, all costs and expenses of administering the Plan shall be borne by the Company.
8. GOVERNING LAW
     Except for circumstances in which Federal law governs, this Plan shall be governed by and construed in accordance with the laws of the State of Washington.
Amended & Restated Key Employee Stock Option Plan 1994 (3-18-09)